Exhibit 99.1

Contact:	Brett D. Heffes
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

FIRST QUARTER RESULTS

Minneapolis, MN (April 15, 2015)  —  Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended March 28, 2015 of $6,054,300 (or $1.17 per share diluted) compared to net income of $4,551,900 (or $.86 per share diluted) in the first quarter of 2014.

John L. Morgan, Chairman and Chief Executive Officer, commented, “Both our franchising and leasing businesses exhibited solid top-line growth in the first quarter which led to a 34% increase in operating income.  We are pleased with our start to the year.”

Winmark Corporation creates, supports and finances business.  At March 28, 2015, there were 1,099 franchises in operation under the brands Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Music Go Round® and Style Encore®.  An additional 110 retail franchises have been awarded but are not open.  In addition, at March 28, 2015, the Company had a lease portfolio equal to $42.9 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	March 28, 2015	December 27, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$2,160,300	$2,089,700
Marketable securities	225,200	466,800
Receivables, net	1,189,000	1,328,200
Net investment in leases - current	19,222,500	19,831,600
Income tax receivable	—	4,163,900
Inventories	76,100	93,500
Prepaid expenses	530,100	467,400
Total current assets	23,403,200	28,441,100

Net investment in leases — long-term	23,627,700	24,188,900
Property and equipment, net	1,365,400	1,420,300
Other assets	677,500	677,500
	$49,073,800	$54,727,800

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$5,600,000	$18,500,000
Accounts payable	2,462,800	1,955,500
Income tax payable	1,500,000	—
Accrued liabilities	1,789,100	1,759,200
Discounted lease rentals	186,100	227,300
Deferred revenue	2,300,300	2,142,600
Deferred income taxes	3,928,200	4,412,600
Total current liabilities	17,766,500	28,997,200

Long-Term Liabilities:

Discounted lease rentals	—	25,800
Deferred revenue	1,348,200	1,347,800
Other liabilities	1,343,000	1,403,200
Deferred income taxes	801,400	1,344,300
Total long-term liabilities	3,492,600	4,121,100

Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 4,999,594 and 4,998,512 shares issued and outstanding	844,400	422,400
Accumulated other comprehensive loss	(8,300)	(37,100)
Retained earnings	26,978,600	21,224,200
Total shareholders’ equity	27,814,700	21,609,500
	$49,073,800	$54,727,800

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 28, 2015	March 29, 2014
REVENUE:
Royalties	$9,726,200	$8,810,000
Leasing income	10,009,600	4,375,600
Merchandise sales	733,700	788,000
Franchise fees	294,400	349,000
Other	260,200	230,000
Total revenue	21,024,100	14,552,600

COST OF MERCHANDISE SOLD	698,200	754,700
LEASING EXPENSE	4,257,400	306,600
PROVISION FOR CREDIT LOSSES	(69,100)	38,900
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,163,500	6,017,900
Income from operations	9,974,100	7,434,500
INTEREST EXPENSE	(85,700)	(62,100)
INTEREST AND OTHER INCOME (EXPENSE)	(59,100)	100
Income before income taxes	9,829,300	7,372,500

PROVISION FOR INCOME TAXES	(3,775,000)	(2,820,600)

NET INCOME	$6,054,300	$4,551,900

EARNINGS PER SHARE - BASIC	$1.21	$.88

EARNINGS PER SHARE - DILUTED	$1.17	$.86

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	4,999,475	5,148,519

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	5,167,466	5,307,946